Exhibit 10.36

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2020, by and among RKT Holdings, LLC, a Michigan limited liability company (the “Company”), Rocket Companies, Inc., a Delaware corporation (“RocketCo”), and the Holders (as defined below).

W I T N E S S E T H:

WHEREAS, on the date hereof, the Company, RocketCo, Daniel Gilbert (“Gilbert”) and Rock Holdings Inc. (“RHI”) entered into the Amended and Restated Operating Agreement of the Company (as amended, restated, modified or supplemented from time to time, the “LLC Agreement”);

WHEREAS, the parties hereto desire to provide for the exchange of Holdings Units (as defined below) together with shares of (i) Class C Common Stock (as defined below) for shares of Class A Common Stock (as defined below) or (ii) Class D Common Stock (as defined below) for shares of Class B Common Stock (as defined below), in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01                             Definitions.

(a)                                 The following terms shall have the following meanings for the purposes of this Agreement:

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Cash Exchange Payment” means an amount in U.S. dollars equal to the product of (a) the number of applicable Paired Interests multiplied by (b) the sale price of Class A

Common Stock in a private sale or the price to the public of Class A Common Stock in a public offering as set forth in Section 2.01.

“Class A Common Stock” means Class A common stock, $0.00001 par value per share, of RocketCo.

“Class B Common Stock” means Class B common stock, $0.00001 par value per share, of RocketCo.

“Class C Common Stock” means Class C common stock, $0.00001 par value per share, of RocketCo.

“Class C Paired Interest” means one Holdings Unit together with one share of Class C Common Stock, subject adjustment pursuant to Section 2.03(a).

“Class D Common Stock” means Class D common stock, $0.00001 par value per share, of RocketCo.

“Class D Paired Interest” means one Holdings Unit together with one share of Class D Common Stock, subject adjustment pursuant to Section 2.03(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble.

“Deliverable Common Stock” means (i) with respect to Class C Paired Interests, Class A Common Stock and (ii) with respect to Class D Paired Interests, Class B Common Stock.

“e-mail” has the meaning set forth in Section 5.03.

“Exchange” has the meaning set forth in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.02(a).

“Exchange Date” means the second Business Day immediately following the receipt of the Notice of Exchange by RocketCo, unless otherwise set forth in the applicable Notice of Exchange, as permitted under Section 2.02(b).

“Exchange Rate” means (i) with respect to Class C Paired Interests, the number of shares of Class A Common Stock for which one Class C Paired Interest is entitled to be Exchanged or (ii) with respect to Class D Paired Interests, the number of shares of Class B Common Stock for which one Class D Paired Interest is entitled to be Exchanged.  On the date of this Agreement, the Exchange Rate for the purposes of the Class C Paired Interests and Class

D Paired Interests shall be one (1), subject to adjustment pursuant to Section 2.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Gilbert” has the meaning set forth in the recitals.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Holder” means Rock Holdings Inc., Gilbert and any other holder of Holdings Units and shares of Class C Common Stock or Class D Common Stock from time to time party hereto.

“Holdings Unit” means a Unit (as such term is defined in the LLC Agreement).

“LLC Agreement” has the meaning set forth in the recitals.

“Notice of Exchange” has the meaning set forth in Section 2.02(a).

“Paired Interest” means one Class C Paired Interest or one Class D Paired Interest, as applicable.

“Permitted Transferee” has the meaning set forth in Section 5.01.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Process Agent” has the meaning set forth in Section 5.05(b).

“Registration Rights Agreement” means the Registration Rights Agreement by and among RocketCo and the stockholders party thereto, dated on or about the date hereof, as such agreement may be amended from time to time.

“Regulatory Agency” means the United States Securities and Exchange Commission, Financial Industry Regulatory Authority, Inc., the Financial Services Authority, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company or any of its Subsidiaries.

“RHI” has the meaning set forth in the recitals.

“RocketCo” has the meaning set forth in the preamble.

“RocketCo Charter” means the Amended and Restated Certificate of Incorporation of RocketCo.

“RocketCo Offer” has the meaning set forth in Section 2.04(a).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Exchange” means the national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Share Exchange” has the meaning set forth in Section 2.01(b).

“Tax Receivable Agreement” shall have the meaning given to such term in the LLC Agreement.

“Trading Day” means a day on which the Securities Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on the principal Securities Exchange or automated or electronic quotation system on which Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by RocketCo or the Company).

(b)                                 Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

Section 1.02                             Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.  Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Holders, including any holders of any class of Paired Interests, such approval, consent or other matter shall require the approval of a majority in interest of such group of Holders.  Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.

ARTICLE II
EXCHANGE

Section 2.01                             Exchange of Paired Interests for Class A Common Stock or Class B Common Stock.  From and after the execution and delivery of this Agreement, each Holder shall be entitled at any time and from time to time upon the terms and subject to the conditions hereof, to surrender Paired Interests to RocketCo (subject to adjustment as provided in Section 2.03) in exchange (such exchange, an “Exchange”) for the delivery to such Holder, at the option of the board of directors of RocketCo (acting by a majority of the disinterested members of the board of directors of RocketCo or a committee of disinterested directors of the board of directors of RocketCo), of:

(a)                                 a Cash Exchange Payment by the Company from the proceeds of a private sale or a public offering of Class A Common Stock; or

(b)                                 (X) with respect to Class C Paired Interests, a number of shares of Class A Common Stock that is equal to the product of the number of Class C Paired Interests surrendered multiplied by the Exchange Rate; and (Y) with respect to Class D Paired Interests, a number of shares of Class B Common Stock that is equal to the product of the number of Class D Paired Interests surrendered multiplied by the Exchange Rate (in each case under this clause (b), a “Share Exchange”).

Notwithstanding anything to the contrary herein, RocketCo and the Company shall not effectuate a Cash Exchange Payment pursuant to Section 2.01(a) above unless (A) RocketCo determines to consummate a private sale or public offering of Class A Common Stock on, or not later than five Business Days after, the relevant Exchange Date and (B) RocketCo contributes sufficient proceeds from such private sale or public offering to the Company for payment by the Company of the applicable Cash Exchange Payment.

Section 2.02                             Exchange Procedures; Notices and Revocations.

(a)                                 A Holder may exercise the right to effect an Exchange as set forth in Section 2.01 by delivering a written notice of exchange in respect of the Paired Interests to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Holder or such Holder’s duly authorized attorney, to RocketCo at its address set forth in Section 5.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours.  Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date.

(b)                                 Contingent Notice of Exchange and Revocation by Holders.

(i)                                     A Notice of Exchange from a Holder may specify that the Exchange (A) shall occur on a specified future Business Day or (B) is to be contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Deliverable Common Stock into which the Paired Interests are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Deliverable Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.

(ii)                                  Notwithstanding anything herein to the contrary, a Holder may withdraw or amend a Notice of Exchange, in whole or in part, prior to the effectiveness of the Exchange, at any time prior to 5:00 p.m. New York City time, on the Business Day immediately preceding the Exchange Date (or any such later time as may be required by Applicable Law) by delivery of a written notice of withdrawal to RocketCo or the Exchange Agent, specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the Notice of Exchange remains in effect and (3) if the Holder so determines, a new Exchange Date or any other new or revised information permitted in the Notice of Exchange.

(c)                                  Cash Exchange Payment. The Company shall provide notice to the Exchanging Holder of its intention to consummate an Exchange through a Cash Exchange Payment on the first Business Day immediately following the receipt of a Notice of Exchange by RocketCo. Additionally, the Company shall deliver or cause to be delivered the Cash Exchange Payment in accordance with Section 2.01(a) as promptly as practicable (but not later than five Business Days) after the Exchange Date.

(d)                                 Share Exchange. In the case of a Share Exchange,

(i)                                     the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) shall be deemed to be a holder of Deliverable Common Stock from and after the close of business on the Exchange Date.

(ii)                                  as promptly as practicable on or after the Exchange Date (but not later than the close of business on the Business Day immediately following the Exchange Date), RocketCo shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) the number of shares of Deliverable Common Stock deliverable upon such Exchange, registered in the name of such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued).  To the extent the Deliverable Common Stock is settled through the facilities of The Depository Trust Company, RocketCo will, subject to Section 2.02(d)(iii) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued), through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holder.

(iii)                               If the shares of Deliverable Common Stock issued upon an Exchange are not issued pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, such shares shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(iv)                              if (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, RocketCo, upon the written request of the Holder thereof shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated.  In connection therewith, such Holder shall provide RocketCo will such information in its possession as RocketCo may reasonably request in connection with the removal of any such legend.

(e)                                  RocketCo shall bear all expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, including any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to RocketCo the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of RocketCo that such tax has been paid or is not payable.

(f)                                   Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange, and RocketCo and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if RocketCo or the Company shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this subsection Section 2.02(f)(i) shall not limit RocketCo or the Company’s obligations under Section 2.06(c) or (ii) would not be permitted under (x) the LLC Agreement, (y) other agreements with RocketCo, the Company or any of the Company’s subsidiaries to which such Exchanging Holder may be party or (z) any written policies of RocketCo, the Company or any of the Company’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, RocketCo or the Company (as applicable) shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored. Notwithstanding anything to the contrary herein, if RocketCo, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Treasury Regulations as determined by RocketCo), the Company may impose such restrictions on Exchange as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

Section 2.03                             Adjustment.

(a)                                 The Exchange Rate with respect to the Class C Paired Interests and/or the components of a Class C Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class C Common Stock or Holdings Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class C Common Stock and Holdings Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A

Common Stock are converted or changed into another security, securities or other property, this Section 2.03(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.  This Agreement shall apply to, mutatis mutandis, and all references to “Class C Paired Interests” shall be deemed to include, any security, securities or other property of RocketCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class C Common Stock or Holdings Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b)                                 The Exchange Rate with respect to the Class D Paired Interests and/or the components of a Class D Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class D Common Stock or Holdings Units that is not accompanied by a substantively identical subdivision or combination of the Class B Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class B Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class D Common Stock and Holdings Units.  If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class B Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction.  For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class B Common Stock are converted or changed into another security, securities or other property, this Section 2.03(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.  This Agreement shall apply to, mutatis mutandis, and all references to “Class D Paired Interests” shall be deemed to include, any security, securities or other property of RocketCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class D Common Stock or Holdings Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(c)                                  This Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 2.04                             Tender Offers and Other Events with Respect to RocketCo.

(a)                                 In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “RocketCo Offer”) is proposed by RocketCo or is proposed to RocketCo or its stockholders and approved by the board of directors of RocketCo or is otherwise effected or to be effected with the consent or approval of the board of directors of RocketCo, the Holders of Paired Interests shall be permitted to participate in such RocketCo Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such RocketCo Offer (and, for the avoidance of doubt, shall be contingent upon such RocketCo Offer and not be effective if such RocketCo Offer is not consummated)).  In the case of a RocketCo Offer proposed by RocketCo, RocketCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Paired Interests to participate in such RocketCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence, RocketCo will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such RocketCo Offer without being required to Exchange Paired Interests.  For the avoidance of doubt (but subject to Section 2.04(b)), in no event shall the Holders of Paired Interests be entitled to receive in such RocketCo Offer aggregate consideration for each Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a RocketCo Offer.

(b)                                 Notwithstanding any other provision of this Agreement, in the event of a RocketCo Offer intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a Holder shall not be required to exchange its Paired Interest without its prior consent.

(c)                                  Notwithstanding any other provision of this Agreement, (i) in a RocketCo Offer where the consideration payable in connection therewith includes Equity Securities, the aggregate consideration for any Class D Paired Interest shall be deemed to be equivalent to the consideration payable in respect of each share of Class A Common Stock if the only difference in the per share distribution to the Holders of Class D Paired Interests is that the Equity Securities distributed to such Holders have not more than ten times the voting power of any Equity Securities distributed to the holder of a share of Class A Common Stock (so long as such Equity Securities issued to the Class D Paired Interests remain subject to automatic conversion on terms no more favorable to such Holders than those set forth in Article IV, Section G of the RocketCo Charter), (ii) in a RocketCo Offer, payments under or in respect of the Tax Receivable Agreements shall not be considered part of the consideration payable in respect of any Paired Interest or share of Class A Common Stock in connection with such RocketCo Offer for the purposes of Section 2.04(a), and (iii) the Company shall not be entitled to make a Cash Exchange Payment in the case of an Exchange in connection with a RocketCo Offer.

Section 2.05                             Listing of Deliverable Common Stock.  If the Class A Common Stock is listed on a securities exchange or inter-dealer quotation system, RocketCo shall use its reasonable best efforts to cause all Class A Common Stock issued upon an exchange of Paired

Interests to be listed on the same securities exchange or traded on such inter-dealer quotation system at the time of such issuance.

Section 2.06                             Deliverable Common Stock to be Issued; Class C Common Stock or Class D Common Stock to be Cancelled.

(a)                                 RocketCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock and Class B Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests; provided, that nothing contained herein shall be construed to preclude RocketCo from satisfying its obligations in respect of an Exchange by delivery of shares of Deliverable Common Stock that are held in the treasury of RocketCo or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of RocketCo or any subsidiary thereof).  RocketCo covenants that all shares of Deliverable Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b)                                 When a Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class C Common Stock or Class D Common Stock corresponding to such Paired Interest shall be cancelled by RocketCo and (ii) the Holdings Unit corresponding to such Paired Interest shall be deemed transferred from the Exchanging Holder to RocketCo and the Company shall cause such transfer to be registered in the books and records of the Company.

(c)                                  RocketCo agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, RocketCo of equity securities of RocketCo (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of RocketCo for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of RocketCo, including any director by deputization.  The authorizing resolutions shall be approved by either RocketCo’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of RocketCo.

Section 2.07                             Distributions.  No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Holdings Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange.  No adjustments in respect of dividends or distributions on any Holdings Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Holdings Unit occurs after the record date for the payment of a dividend or other distribution on Holdings Units but before the date of the payment, then the registered Holder of the Holdings Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Holdings Unit on the payment date (without duplication of any distribution to which such Holder may be entitled under Section 5.03(c) of the LLC Agreement in respect of taxes) notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date.  For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Holdings Units exchanged by such Holder and on shares of Deliverable Common Stock received by such Holder in such Exchange.

Section 2.08                             Withholding; Certification of Non-Foreign Status.

(a)                                 If RocketCo or the Company shall be required to withhold any amounts by reason of any federal, state, local or non-U.S. foreign tax rules or regulations in respect of any Exchange, RocketCo or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that RocketCo or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Holder.

(b)                                 Notwithstanding anything to the contrary herein, each of RocketCo and the Company may, in its discretion, require that an exchanging Holder deliver to the RocketCo or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b) and 1.1446(f)-2(b)(2) prior to an Exchange. In the event RocketCo or the Company has required delivery of such certification but an exchanging Holder does not provide such certification, RocketCo or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Holder the Class A Common Stock or the Class B Common Stock, as applicable, or Cash Payment in accordance with Section 2.01, but subject to withholding as provided in Section 2.08(a).

ARTICLE III
OTHER AGREEMENTS

Section 3.01                             Books and Records; Access. For so long as RHI and Gilbert, in the aggregate, beneficially own 3% or more of the outstanding shares of Class A Common Stock, RocketCo shall, and shall cause its Subsidiaries to, permit RHI and its respective designated representatives, at reasonable times and upon reasonable prior notice to RocketCo, to inspect, review and/or make copies and extracts from the books and records of RocketCo or any of such Subsidiaries and to discuss the affairs, finances and condition of RocketCo or any of such Subsidiaries with the officers of RocketCo or any such Subsidiary. For so long as RHI and Gilbert, in the aggregate, beneficially own 3% or more of the outstanding shares of Class A Common Stock, RocketCo, upon the written request of RHI, shall, and shall cause its Subsidiaries to, provide RHI, in addition to other information that might be reasonably requested by RHI from time to time, (i) direct access to RocketCo’s auditors and officers, (ii) the ability to link RHI’s systems into RocketCo’s general ledger and other systems in order to enable RHI to retrieve data on a “real-time” basis, (iii) quarter-end reports, in a format to be prescribed by RHI, to be provided within 30 days after the end of each quarter, (iv) copies of all materials provided to the board of directors (or committee of the board of directors) at the same time as provided to the directors (or members of a committee of the board of directors) of RocketCo, (v) access to appropriate officers and directors of RocketCo and its Subsidiaries at such times as may be requested by RHI for consultation with RHI with respect to matters relating to the business and affairs of RocketCo and its Subsidiaries, (vi) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, stock redemptions or repurchases, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of RocketCo or any of its Subsidiaries, and to provide RHI with the right to consult with RocketCo and its Subsidiaries with respect to such actions, (vii) flash data, in a format to be prescribed by RHI, to be provided within ten days after the end of each quarter and (viii) to the extent otherwise prepared by RocketCo, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of RocketCo and its Subsidiaries (all such information so furnished pursuant to this Section 3.01, the “Information”). RHI (and any party receiving Information from RHI) who shall receive Information shall maintain the confidentiality of such Information, and RocketCo shall not be required to disclose any privileged Information of RocketCo so long as RocketCo has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to RHI without the loss of any such privilege.

Section 3.02                             Sharing of Information. Individuals associated with RHI may from time to time serve on the board of directors of RocketCo or the equivalent governing body of RocketCo’s Subsidiaries. RocketCo, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (a) will from time to time receive non-public information concerning RocketCo and its Subsidiaries, and (b) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.01) share such information with RHI and other individuals associated with RHI. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as directors of RocketCo (or members of the governing body of any Subsidiary) and enabling RHI, as an equityholder, to better evaluate RocketCo’s performance and prospects. RocketCo, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

Section 3.03                             RHI Consent. RocketCo agrees that, for so long as RHI holds any Holdings Units, RocketCo shall not modify, supplement, edit or otherwise amend Article VIII of the RocketCo Charter without the prior written consent of RHI.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01                             Representations and Warranties of RocketCo and of the Company.  Each of RocketCo and the Company represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed and is existing in good standing under the laws of the State of Delaware or Michigan, (ii) it has all requisite corporate or limited liability company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of RocketCo, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, without limitation, in the case of RocketCo, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 4.02                             Representations and Warranties of the Holders.  Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE V

MISCELLANEOUS

Section 5.01                             Additional Holders.  To the extent a Holder validly transfers any or all of such Holder’s Paired Interests to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.  To the extent the Company issues Holdings Units in the future, then the holder of such Holdings Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder.

Section 5.02                             Further Assurances.  Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of RocketCo, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 5.03                             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response) and shall be given:

if to RocketCo, to:

Rocket Companies, Inc.

1050 Woodward Avenue

Detroit, MI 48226

Attention: Angelo Vitale, General Counsel and Secretary

E-mail: AngeloVitale@rockcentraldetroit.com

if to the Company, to:

RKT Holdings, LLC

1050 Woodward Avenue

Detroit, MI 48226

Attention: Jeff Morganroth, General Counsel and Secretary

Email: jeffmorganroth@rockventures.com

if to any Holder, to the address and other contact information set forth in the records of RocketCo or the Company from time to time,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.04                             Binding Effect.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.05                             Jurisdiction.

(a)                                 The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Third Judicial Circuit, Wayne County, Michigan or, if the Third Judicial Circuit, Wayne County lacks jurisdiction over such suit, action or proceeding, then another state court of the State of Michigan or, if no state court of the State of Michigan has jurisdiction, then the United States District Court for the Eastern District of Michigan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.03 shall be deemed effective service of process on such party.

(b)                                 EACH OF THE COMPANY AND THE MEMBERS HEREBY IRREVOCABLY DESIGNATES THE CORPORATION COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 40600 ANN AROR ROAD EAST, SUITE 201, PLYMOUTH, WAYNE COUNTY, MICHIGAN 48170, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 5.03 OF THIS AGREEMENT.  EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE STATE OF MICHIGAN.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.  EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES OF AMERICA.

Section 5.06                             Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.07                             Entire Agreement.  This Agreement, the LLC Agreement and the other Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.  Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto, except to the extent provided herein with respect to Holders of Indemnitee-Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party hereto.

Section 5.08                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 5.09                             Amendment.  This Agreement can be amended at any time and from time to time (including in accordance with Section 2.3 of the Reorganization Agreement to the extent applicable) by written instrument signed by the Company and RocketCo, and for so long as each holds any Holdings Units, RHI and Gilbert; provided that no amendment to this Agreement may adversely modify in any material respect the rights (including the ability to Exchange Paired Interests pursuant to this Agreement) and obligations of any Holders in any materially disproportionate manner to the rights and obligations of any other Holders without the prior written consent of a majority in interest of such disproportionately affected Holder or Holders. In the event that this Agreement is amended, the Company and RocketCo shall provide a copy of such amendment to all Holders.

Section 5.10                             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Section 5.11                             Tax Treatment.  This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder.  As required by the Code and the Treasury Regulations, and the parties shall report any Exchange consummated hereunder as a taxable sale of the Holdings Units and shares of Class C Common Stock or Class D Common Stock, as applicable, by a Holder to RocketCo, and no party shall take a contrary position on any income tax return or amendment thereof unless an alternate position is permitted under the Code and Treasury Regulations and RocketCo consents in writing.

Section 5.12                             Independent Nature of Holders’ Rights and Obligations.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder.  The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder.  Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ROCKET COMPANIES, INC.

By:
Name:
Title:

RKT HOLDINGS, LLC

By:
Name:
Title:

HOLDER:

ROCK HOLDINGS INC.

By:
Title:

DANIEL GILBERT

EXHIBIT A

FORM OF NOTICE OF EXCHANGE

Rocket Companies, Inc.

1050 Woodward Avenue

Detroit, MI 48226

Attention: Angelo Vitale, General Counsel and Secretary

E-mail: AngeloVitale@rockcentraldetroit.com

RKT Holdings, LLC

1050 Woodward Avenue

Detroit, MI 48226

Attention: Jeff Morganroth, General Counsel and Secretary

Email: jeffmorganroth@rockventures.com

[Date]

Reference is hereby made to the Exchange Agreement, dated as of [•], 2020 (the “Exchange Agreement”), by and among Rocket Companies, Inc., a Delaware corporation (“RocketCo”), RKT Holdings, LLC, a Michigan limited liability company (the “Company”), and the holders of Holdings Units (as defined therein) and shares of Class C Common Stock (as defined therein) or Class D Common Stock (as defined therein) from time to time party hereto (each, a “Holder”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder desires to transfer to RocketCo the number of (i) shares of Class [C/D] Common Stock plus Holdings Units set forth below (together, the “Paired Interests”) in Exchange for shares of Class [A/B] Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:
Address:
Number of Paired Interests to be Exchanged:
Exchange Date:

DTC Participant Number for delivery of Deliverable Common Stock:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Notice of Exchange will be transferred to RocketCo free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to RocketCo.

The undersigned hereby irrevocably constitutes and appoints any officer of RocketCo as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to RocketCo the Paired Interests subject to this Notice of Exchange and to deliver to the undersigned the shares of Deliverable Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney as of the date first written above.

Name:

EXHIBIT B

FORM OF JOINDER AGREEMENT

[Date]

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [•], 2020 (the “Exchange Agreement”), by and among Rocket Companies, Inc., a Delaware corporation (“RocketCo”), RKT Holdings, LLC, a Michigan limited liability company (the “Company”), and the holders of Holdings Units (as defined therein) and shares of Class C Common Stock (as defined therein) or Class D Common Stock (as defined therein) from time to time party hereto (each, a “Holder”).  Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.  In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class [C/D] Common Stock and Holdings Units, hereby joins and enters into the Agreement.  By signing and returning this Joinder Agreement to RocketCo, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 4.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by RocketCo and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:
Address for Notices:
With Copies To:

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney as of the date first written above.

Name: